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                                [Letterhead]

                                                                      EXHIBIT 24


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


The Board of Directors
TCF Financial Corporation:

We consent to incorporation by reference of our report dated January 15, 1997, except for note 24, which is as of February 28, 1997, relating to the consolidated statements of financial condition of TCF Financial Corporation and Subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1996, which report appears in the December 31, 1996 Form 10-K of TCF Financial Corporation, in the following Registration Statements of TCF Financial
Corporation: Nos. 33-43030, 33-57633, 33-14203, 33-22375, 33-40403, 33-53986
and 33-63767 on Form S-8.

                                           KPMG Peat Marwick LLP




Minneapolis, Minnesota
March 28, 1997